CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-99812, No. 33-99814, No. 33-99816, No. 33-99848, No. 333-74634, No. 333-105986, No. 333-105998 and 333-161988 on Form S-8 and in Registration Statement No. 333-162991 on Form S-3 of Schweitzer-Mauduit International, Inc. of our report dated March 4, 2010 relating to the financial statements of China Tobacco Mauduit (Jiangmen) Paper Industry Company, Ltd., appearing in this Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. for the years ended December 31, 2009 and 2008.

/s/ Deloitte Touche Tohmatsu CPA Limited Guangzhou Branch Guangzhou ● China
March 5, 2010